UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 17, 2012

South Hertfordshire United Kingdom Fund, Ltd.

(Exact name of Registrant as specified in its charter)

Colorado	File No. 000-19889	84-1145140
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Media House, Bartley Wood Business Park, Hook,
Hampshire,
RG27 9UP, England

(Address of principal executive offices, including Zip Code)

Registrant’s Telephone Number, including Area Code: + 44 1256 75 2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

As previously disclosed in our Forms 10-Q, as filed with the Securities and Exchange Commission (the “SEC”) on May 16, 2011, August 15, 2011 and November 14, 2011, a lawsuit asserting derivative claims on behalf of South Hertfordshire United Kingdom Fund, Ltd. (“the Partnership”) was filed in the Supreme Court of the State of New York, County of New York, against Virgin Media Inc., ntl (B) Limited and ntl Fawnspring Limited, the general partner (“the General Partner”) of the Partnership in relation to the sale of the Partnership’s sole asset (being 66.7% of the shares of ntl (South Hertfordshire) Limited).

On October 28, 2011, the parties presented to the court a proposed settlement under which the Partnership would be paid $1.25 million (the “Settlement Amount”) except for such fees and expenses as the court may award to plaintiff’s counsel. Further details concerning the settlement were provided in our Form 8-K filed with the SEC on November 3, 2011.

On January 17, 2012 the court approved the settlement and determined that $375,000 should be awarded to plaintiff’s counsel as fees and expenses. Once the settlement is final, the remaining proceeds from the Settlement Amount ($875,000) will be payable to the Partnership.

As part of the Partnership’s orderly liquidation, the General Partner intends to make final distributions to the unitholders in due course.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 19, 2012	SOUTH HERTFORDSHIRE UNITED KINGDOM FUND, LTD.

By: NTL FAWNSPRING LIMITED, its General Partner

	By:	/s/ Joanne Tillbrook
	Name:	Joanne Tillbrook
	Title:	Director